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                                 EXHIBIT 22.1

                          SUBSIDIARIES OF REGISTRANT

                                                    NAME UNDER WHICH
NAME OF SUBSIDIARY           STATE OF INCORPORATION SUBSIDIARY DOES BUSINESS
------------------           ---------------------- ------------------------

Laboratory Specialists, Inc. Louisiana              Laboratory Specialists, Inc.

National Psychopharmacology  Tennessee              National Psychopharmacology
  Laboratory, Inc.                                    Laboratory, Inc.